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                                                                    EXHIBIT 99.2

PROXY                                                                      PROXY
                            WASHINGTON ENERGY COMPANY

                          PROXY FOR 1996 ANNUAL MEETING
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


  The undersigned hereby appoints William P. Vititoe and Robert J. Tomlinson, and each or either of them, proxy for the undersigned, with power of substitution, to represent and vote all the shares of common stock of Washington Energy Company held of record by the undersigned as of the close of business on January 11, 1996, at the Annual Meeting of Shareholders of Washington Energy Company to be held on Wednesday, March 20, 1996, or any adjournment thereof, upon all matters properly coming before the Annual Meeting.

  THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR APPROVAL OF THE AGREEMENT AND PLAN OF MERGER, DATED AS OF OCTOBER 18, 1995, BY AND AMONG PUGET SOUND POWER & LIGHT COMPANY, WASHINGTON ENERGY COMPANY AND WASHINGTON NATURAL GAS COMPANY AND FOR THE ELECTION OF THE THREE NOMINEES FOR DIRECTOR.

PLEASE DO NOT FOLD                        (PLEASE DATE AND SIGN ON REVERSE SIDE)

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                            WASHINGTON ENERGY COMPANY
    PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY. /x/

      THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE FOLLOWING PROPOSALS:


1. APPROVAL OF THE AGREEMENT AND PLAN OF MERGER, DATED AS OF OCTOBER 18, 1995, BY AND AMONG PUGET SOUND POWER & LIGHT COMPANY, WASHINGTON ENERGY COMPANY AND WASHINGTON NATURAL GAS COMPANY.

   For     Against     Abstain
   / /         / /       / /

                       (Having the same effect as a vote AGAINST)

2. ELECTION OF THREE CLASS III DIRECTORS

   / /  FOR all nominees listed below         / /  AUTHORITY WITHHELD to
        (except as marked to the contrary          vote for all nominees listed
        below).

   Robert F. Bailey, John W. Creighton, Jr., William P. Vititoe

   (To withhold authority to vote for any individual nominee, strike out that nominee's name above. To cumulate votes for any nominee(s), write your instructions as to the number of votes cast for each in the space provided below. The total must not exceed three times the number of shares you hold.)

3. In their discretion, the designated proxies are authorized to vote upon such other business as may properly come before the Annual Meeting.

IMPORTANT: THIS IS YOUR PROXY Please mark, sign, date and return this proxy promptly in the enclosed envelope.

I hereby revoke any proxy to vote said shares heretofore given. PLEASE SIGN EXACTLY AS NAME APPEARS HEREIN. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Date _________________________________________________, 1996

____________________________________________________________
                          Signature

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                          Signature